SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12

HALLIBURTON COMPANY

(Name of Registrant as Specified In Its Charter)

DAVID ALLEN SMITH

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] Fee not required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Editorial Contact: FOR IMMEDIATE RELEASE	David A. Smith 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-370-6032 editor@HALwhistleblowers.org

Halliburton Shareholder Calls for Independent Federal Scrutiny of KBR Spinoff

ALEXANDRIA, VIRGINIA, September 28, 2006 --- David A. Smith, the Halliburton shareholder who received mis-directed e-mails intended for David R. Smith, Vice President of Tax at Halliburton, today called for an independent Federal review of the planned KBR spinoff deal.

"Vinson & Elkins - the Enron law firm - passed on the validity of the Dresser Deal for Dick Cheney and the Halliburton Board of Directors," says Smith, pointing to the Joint Proxy Statement and Prospectus filed by Halliburton and Dresser on May 18, 1998. "Our nation's current Attorney General, Alberto Gonzales, was a Vinson & Elkins partner, before leaving the firm to become general counsel to then-Governor Bush of Texas."

"Now, we have BakerBotts passing on the validity of the KBR spinoff," Smith adds, pointing to the recently-amended Registration Statement. "One of the senior partners at BakerBotts is James Addison Baker III, the former Secretary of State - and the President's legal point man during the 2000 recount."

In that Registration Statement, filed last Friday, Halliburton concedes that "information has been uncovered suggesting that, commencing at least 10 years ago, members of TSKJ planned payments to Nigerian officials. We have reason to believe, based on the ongoing investigations, that payments may have been made by agents of TSKJ to Nigerian officials. In addition, information recently uncovered suggests that, prior to 1998, plans may have been made by employees of The M.W. Kellogg Company to make payments to government officials in connection with the pursuit of a number of other projects in countries outside of Nigeria. Additionally, Halliburton has suspended the services of an agent that has served on projects outside of Nigeria and is actively reviewing compliance of an additional agent used in connection with a separate Nigerian project."

Smith notes: "Apparently the Company's spokeswoman, Ms. Cathy Mann, hadn't bothered reading that corporate filing when she said last week that my allegations were 'completely without merit'. Ms. Mann is in the best position to confirm whether or not the FBI showed up in Houston, Texas and Arlington, Virginia on Friday, July 23, 2004, to demand copies of both my e-mails and David R. Smith's e-mails. She is also in the best position to describe whether or not the Company produced those backup tapes, or whether the Company asserted some privilege or made some excuse to avoid turning them over. In any event, she may wish to get her facts straight before accusing me of making false reports to Federal agents. If summoned to testify before Congress, I don't plan to take the Fifth. I assume she's prepared to make the same representation."

Smith adds: "As I said in my initial filing - made one day before the amended Registration Statement was filed - I expressed my concerns that 'Halliburton is exporting public corruption under the guise of spreading democracy'. From my point of view, the disclosures contained in the amended Registration Statement make my point. Now, we're not only talking about Nigeria, we're talking about payments made to government officials in countries outside Nigeria."

BakerBotts Grades Vinson & Elkins' Homework

Smith continues: "So now, we have a situation in which BakerBotts is grading the homework of Vinson & Elkins. All this stuff about the asbestos liability and Foreign Corrupt Practices Act violations is coming to light now, when it should have been caught as part of the due diligence activities that ostensibly took place in 1998 under Cheney's watch. Maybe Mr. Lesar and the non-management Directors of Halliburton think the owners of this company fell off the turnip truck yesterday, but some of us can manage to find our way to a Federal courthouse and seek injunctive relief."

"It may very well be in the interests of the shareholders to bring a derivative suit against both Vinson & Elkins and BakerBotts. Given the Attorney General's status as an alumni partner of Vinson & Elkins, and given Secretary Baker's relationship to the current and past Administrations, I think this spinoff deal cries out for a truly independent Federal review."

Smith continues: "You know what this reminds me of? It reminds me of that high school football coach who turns a blind eye in his classroom as two of his players brazenly correct each other's tests during grading, so they can keep their grades up and play in the big game on Friday night."

Dick Cheney Said the Cultures Were a Good Fit

"In the latest Registration Statement, they're now portraying this as M.W. Kellogg employees who - acting prior to the 1998 merger - engaged in these FCPA activities," says Smith.

"The Company and its BakerBotts lawyers seem to be trying to position these activities as happening before the Dresser Deal. That still doesn't explain how the internal accounting controls in place at Halliburton failed to catch these activities - either during the due diligence conducted by Vinson & Elkins - or during the two years between the consumation of the merger and Cheney's departure (not to mention the six years with Dave Lesar at the helm). They seem to be trying to position this as being 'rogue' executives' activities. How is it that 'rogue' executives are able to lay their hands on that much corporate cash without it triggering red flags in the internal accounting controls? And where were the external auditors? The PCAOB should be all over this, I think."

Smith concludes: "In any event, this idea of a culture clash between M.W. Kellogg and Brown & Root is absurd. Just look at the words of Dick Cheney when the deal was announced."

On March 3, 1998, the Company filed a Form 8-K, in which Dick Cheney is quoted as saying: "Halliburton and Dresser are an outstanding business and cultural fit."

Smith concludes: "As my grandmother always said, 'Birds of a feather flock together'. It's becoming increasingly clear to me that the due diligence done during the Dresser Deal was dunced up - though I'm sure the Halliburton shareholders paid a pretty penny to Vinson & Elkins, the Enron law firm, nonetheless. The KBR spinoff should only be undertaken if it is truly a business decision being made in the best interests of the Halliburton shareholders - not because KBR has come to stand for 'Kryptonite for Bush and Rove' in the war counsels of BakerBotts and V & E. There is no plausible deniability for the current Administration on these issues, in my view, and Halliburton's owners have many tools at their disposal - including derivative lawsuits - to ensure that truly independent legal advice is provided to the owners regarding the pending KBR deal."

###

Important Information: David A. Smith plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of the Halliburton Company in connection with the 2007 Annual Meeting, currently scheduled to be held on Wednesday, May 17, 2007. HALLIBURTON SHAREHOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Smith is the beneficial owner of 1 share of Halliburton's common stock, as of September 21, 2006. Mr. Smith did not seek or obtain permission to quote any third-party sources contained in this filing.